CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 21, 2005, relating to the financial statements and financial highlights which appear in the May 31, 2005 Annual Report to Shareholders of Mercantile Funds, Inc., which are also incorporated by reference in to the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore Maryland
September 16, 2005